Investor and Media Inquiries: Jaime Vasquez (610) 208-2165 jvasquez@cartech.com
CARPENTER TECHNOLOGY ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER DAVID KORNBLATT

     Wyomissing, Pa., (May 2, 2007) - Carpenter Technology Corporation (NYSE:CRS) today announced M. David Kornblatt has resigned as Senior Vice President - Finance and Chief Financial Officer, effective Monday, May 7, 2007, to take a position as a CFO with another company.

The Company named Richard L. Simons, Vice President and Corporate Controller, to serve as Acting Chief Financial Officer pending the outcome of a search for a permanent successor.  Kornblatt, 47, joined Carpenter as chief financial officer in July 2006.

“On behalf of the Board of Directors and the management team, I would like to thank David for his contributions during my transition period,” said Anne L. Stevens, Chairman, President and Chief Executive Officer.  “We all wish him the best of luck in his new position.

Carpenter Technology produces and distributes specialty alloys, including stainless steels, titanium alloys, and super alloys, and various engineered products.  Information about Carpenter can be found on the Internet at www.cartech.com.

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